UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2022 (January 19, 2022)

VISTAS MEDIA ACQUISITION COMPANY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39433	85-0588009
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Wall Street, 8th Floor

New York, NY 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (212) 859-3525

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)
Units, each consisting of one share of Class A Common Stock and one redeemable warrant	VMACU

Class A common stock, par value $0.0001 per share	VMAC

Warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	VMACW

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 19, 2022, Vistas Media Acquisition Company Inc. (the “Company”) held its special meeting (the “Special Meeting”) of shareholders. At the Special Meeting, the Company’s shareholders approved (1) the proposal to approve the business combination (the “Business Combination”), including the business combination agreement, dated March 3, 2021 (as may be amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among Vistas Media Acquisition Company Inc. (“VMAC”), Anghami, a Cayman Islands exempted company (“Anghami”), Anghami Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Anghami (“Pubco”), Anghami Vista 1, a Cayman Islands exempted company and wholly-owned subsidiary of Pubco (“Vistas Merger Sub”), and Anghami Vista 2, a Cayman Islands exempted company and wholly-owned subsidiary of Pubco (“Anghami Merger Sub”) (the “Business Combination Proposal”); (2) the proposal to approve, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC (“Nasdaq Listing Rules”), the issuance of more than 20% of the current total issued and outstanding shares of VMAC Class A Common Stock (the “Nasdaq Proposal”) to the Subscribers of the PIPE Shares and to SHUAA Capital psc for services rendered in connection with the Business Combination; and (3) the proposal to adjourn the special meeting of stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting of stockholders, there are not sufficient votes to approve one or more proposals presented to stockholders for vote or the holders of VMAC’s Class A Common Stock (the “Public Stockholders”) have elected to redeem an amount of VMAC Class A Common Stock such that the minimum available cash condition to the obligation to closing of the Business Combination (as described below) would not be satisfied (the “Adjournment Proposal”). The affirmative vote of at least a majority of the outstanding shares of VMAC’s Class A common stock, par value $0.0001 per share (“VMAC Class A Common Stock”), and Class B common stock (“VMAC Class B Common Stock,” and together with the VMAC Class A Common Stock, the “VMAC Common Stock”) present and entitled to vote at the Special Meeting was required to approve the Business Combination Proposal.

Set forth below are the final voting results for the Business Combination Proposal, Equity Plan Proposal, and Adjournment Proposal.

Business Combination Proposal

The Business Combination Proposal was approved, approving the Business Combination, including the business combination agreement, dated as of March 3, 2021, by and among VMAC, Anghami, Pubco, Vistas Merger Sub and Anghami Merger Sub. The voting results of the VMAC Common Stock were as follows:

For	Against	Abstain
10,024,898	231,755	259

Nasdaq Proposal

The Nasdaq Proposal was approved, approving the issuance of more than 20% of the current total issued and outstanding shares of VMAC Class A Common Stock to the Subscribers of the PIPE Shares and to SHUAA Capital psc for services rendered in connection with the Business Combination. The voting results of the VMAC Common Stock were as follows:

For	Against	Abstain
10,024,048	232,605	259

Adjournment Proposal

The Adjournment Proposal was approved, approving the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting of stockholders, there are not sufficient votes to approve one or more proposals presented to stockholders for vote or the holders of VMAC’s Class A Common Stock have elected to redeem an amount of VMAC Class A Common Stock such that the minimum available cash condition to the obligation to closing of the Business Combination (as described above) would not be satisfied:

For	Against	Abstain
10,024,492	232,061	359

Item 8.01. Other Events.

Redemptions of 9,757,033 shares of the VMAC Common Stock were tendered in connection with the approval of the Business Combination.

On January 20, 2022, the Company issued a press release (the “Press Release”), announcing the results of the Special Meeting.

A copy of the Press Release, issued by the Company, is attached as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTAS MEDIA ACQUISITION COMPANY INC.

	By:	/s/ F. Jacob Cherian
	Name:	F. Jacob Cherian
	Title:	Chief Executive Officer
Date: January 20, 2022